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                                                                     EXHIBIT 3.4

                     ASSIGNMENT OF GENERAL PARTNER INTEREST
                                AND AMENDMENT TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            OPPENHEIMER CAPITAL, L.P.

            This Assignment of General Partner Interest and Amendment to the Amended and Restated Agreement of Limited Partnership of Oppenheimer Capital, L.P., dated as of November 4, 1997 (this "Assignment and Amendment Agreement"), is entered into by and among PIMCO Advisors L.P., a Delaware limited partnership and the sole general partner ("PALP"), PIMCO Partners, G.P., a California general partnership ("PGP"), and all other persons or entities who are or shall in the future become, limited partners.

                                   WITNESSETH:

            WHEREAS, Oppenheimer Capital, L.P. (the "Partnership") has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101, et seq.) (the "Act") pursuant to a Certificate of Limited Partnership of the Partnership, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 15, 1987, (as amended, the "Certificate"), and an Agreement of Limited Partnership of the Partnership, dated as of May 15, 1987 (as amended and restated, and subsequently amended, the "Agreement"),

            WHEREAS, PALP is the sole general partner of the Partnership;

            WHEREAS, PALP desires to assign, transfer and convey all of its .01 percent (.01%) interest in the Partnership as a general partner of the Partnership (the "General Partner Interest") to PGP and PALP desires to withdraw from the Partnership as a general partner of the Partnership;
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            WHEREAS PGP desires to purchase the General Partner interest presently held by PALP, and PGP desires to be admitted to the Partnership as a successor general partner of the Partnership,

            WHEREAS, PALP and PGP desire to accomplish the foregoing in accordance with the Agreement which Agreement expressly permits the consummation of the foregoing transactions without any further act, vote or approval of any limited partner of the Partnership; and

            WHEREAS, the undersigned, being all of the partners of the Partnership, to accomplish the foregoing, desire to amend the Agreement in the manner set forth herein.

            NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

            1. Assignment. Notwithstanding any provision in the Agreement to the contrary, for value received, the receipt and sufficiency of which arc hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, PALP does hereby assign, transfer and convey the General Partner Interest to PGP. PALP has made an Assignment Determination (as defined in the Agreement) and a Tax Determination (as defined in the Agreement) prior to the assignment and transfer described in this Section 1. PGP shall pay $80,000 to PALP for the General Partner Interest hereby being assigned to PGP.

            2. Admission. Not withstanding any provision in the Agreement to the contrary, PGP is hereby admitted to the Partnership as a general partner of the Partnership. The admission shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that PGP is a general partner of the


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Partnership and shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the withdrawal of PALP from the Partnership as a general partner of the Partnership.

            3. Withdrawal. Notwithstanding any provision in the Agreement to the contrary, PALP hereby withdraws from the Partnership as a general partner of the Partnership. The withdrawal shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that PALP is not a general partner of the Partnership and shall occur, and for all purposes shall be deemed to have occurred, immediately after the admission of PGP to the Partnership as a general partner of the Partnership.

            4. Continuation. The parties hereto agree that following the withdrawal of PALP from the Partnership as a general partner of the Partnership, PGP is authorized to and hereby agrees to continue the business of the Partnership without dissolution.

            5. Books and Records. PGP shall take all actions necessary under the Act and the Agreement, to evidence the withdrawal of PALP from the Partnership as a general partner of the Partnership and the admission of PGP to the Partnership as a general partner of the Partnership.

            6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the


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purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

            7. Binding Effect, This Assignment and Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

            8. Execution in Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            9. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

            10. Governing Law. This Assignment and Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment Agreement to be duly executed as of the day and year first above written.

                              PIMCO PARTNERS, G.P.

                              By:  Pacific Investment Management Company,
                                   a General Partner

                              By:  /s/ SHARON A. CHEEVER
                                   ---------------------------------------------
                                   Name:  Sharon A. Cheever
                                   Title:


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                              BY:  PIMCO PARTNERSHIP
                                   a General Partner

                              BY:  /s/ ERNEST L. SCHMIDER
                                   ---------------------------------------------
                                   Name: Ernest L. Schmider
                                   Title:

                              PIMCO ADVISORS L.P.

                              By:     /s/ KENNETH M. POOVEY
                                      ------------------------------------------
                              Name:   Kenneth M. Poovey
                              Title:  Executive Vice President


                              LIMITED PARTNERS

                              All Limited Partners that have been, or are hereafter, admitted as limited partners of the Partnership, pursuant to powers of attorney or other authorizations recited in favor of or granted to the General Partner

                              By:  PIMCO ADVISORS L.P.,
                                   general partner

                              By:     /s/ KENNETH M. POOVEY
                                      ------------------------------------------
                              Name:   Kenneth M. Poovey
                              Title:  Executive Vice President


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